SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 9, 2000

Systemax, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-13792 (Commission File number)	11-3262067 (I.R.S. Employer Identification No.)

22 Harbor Park Drive, Port Washington, New York 11050
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

Item 5. Other Events

          On November 9, 2000 Systemax, Inc. issued a press release reporting its financial results for the third quarter ended September 30, 2000. In the press release the Company also announced it had restated its financial results for the first and second quarters of this year as a result of previously reported irregularities discovered in the financial records of its Midwest Micro subsidiary. The Company reported that it had substantially concluded its investigation of these irregularities. The Company anticipates filing Forms 10-Q/A next week amending its previously filed Forms 10-Q for the first and second quarters of 2000. A copy of the November 9th press release is filed as Exhibit 99.1 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2000	Systemax, Inc. By: /s/ Steven M. Goldschein Steven M. Goldschein Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 99.1	Description Of Exhibit Press release of Systemax, Inc. dated November 9, 2000.	Page